UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 13, 2006

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 13, 2006, Daniel P. Dyer, Chief Executive Officer of Marlin Business Services Corp. (NASDAQ: MRLN), adopted a pre-arranged stock trading plan to sell a portion of his company stock over time as part of his individual long-term strategy for asset diversification and liquidity.

The stock trading plan was adopted in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934.  Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material non-public information.  Using their plans, company insiders can gradually diversify their investment portfolios over time while avoiding concerns that they had material non-public information when they sold their stock.

Under his Rule 10b5-1 Plan, Mr. Dyer may sell up to 62,080 shares over a period of approximately nine months (commencing in June 2006).  The shares being sold by Mr. Dyer under the plan represent approximately 18.4% of the MRLN shares he beneficially owns as of June 13, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.

(Registrant)

Date June 14, 2006
/s/ Daniel P. Dyer

Daniel P. Dyer
Chief Executive Officer